UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2007
METROCORP BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-25141 (Commission File Number)	76-0579161 (I.R.S. Employer Identification No.)

9600 Bellaire Boulevard, Suite 252
Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 776-3876
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 26, 2007, MetroCorp Bancshares, Inc. (the “Company”) entered into an employment agreement with George M. Lee, the President and Chief Executive Officer of the Company, Chief Executive Officer of MetroBank and Chairman of the Board of Directors of First United. The employment agreement replaces the employment agreement between Mr. Lee and the Company dated July 22, 2004. The employment agreement is for a term of five years beginning on January 26, 2007. The employment agreement provides for a minimum annual salary of $285,000, subject to annual review and upward adjustment at the discretion of the Company’s Board of Directors. The employment agreement also provides for incentive compensation up to 100% of Mr. Lee’s base salary based upon certain predetermined performance measures. Additionally, the employment agreement provides that Mr. Lee will be granted options to acquire 15,000 to 30,000 shares of Company common stock annually based on his performance and the performance of the Company, as determined by the Company’s Compensation Committee and the Board of Directors. The employment agreement also provides for the reimbursement of certain business expenses, participation in employee benefit plans and a monthly automobile allowance of $500.
     In the event of a change of control (as defined in the employment agreement), Mr. Lee will be entitled to receive (i) his base salary for the remainder, if any, of the calendar month in which such termination is effective and an additional lump sum payment equal to three (3) years salary, (ii) an amount equal to three (3) times his incentive compensation for the previous fiscal year and (iii) if Mr. Lee is terminated within twelve (12) months of a change in control, medical and life insurance premiums for two (2) years following such termination.
     If Mr. Lee’s employment is terminated by the Company for cause or if Mr. Lee voluntarily resigns, Mr. Lee will be entitled to receive all accrued and unpaid base salary through the date of termination. Mr. Lee will not be entitled to receive any incentive compensation for the fiscal year in which the termination occurs or any subsequent fiscal year.
     If Mr. Lee’s employment is terminated by the Company as a result of death, Mr. Lee’s estate will be entitled to receive all accrued and unpaid base salary through the end of the calendar month in which his death occurred and a prorated portion of his incentive compensation for that fiscal year, if any. If Mr. Lee’s employment is terminated by the Company as a result of disability, Mr. Lee will be entitled to receive all accrued and unpaid base salary through the end of the calendar month in which the termination is effective and for the succeeding three months, or until disability insurance benefits commence under the disability insurance furnished by the Company, if sooner. The employment agreement does not contain non-compete restrictions.
     The foregoing summary of the employment agreement is not complete and is qualified in its entirety by reference to the complete text of the employment agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits. The following is filed as an exhibit to this current report on Form 8-K:

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement, dated as of January 26, 2007, by and between MetroCorp Bancshares, Inc. and George M. Lee
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC. (Registrant)
Dated: January 31, 2007	By:	/s/ David Choi
David Choi
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement, dated as of January 26, 2007, by and between MetroCorp Bancshares, Inc. and George M. Lee